MercadoLibre, Inc. Reports Fourth Quarter 2021 Financial Results

Net Revenues of $2.1 billion, up 73.9% year-over-year on an FX neutral basis

$24.2 billion Total Payment Volume, up 72.8% year-over-year on an FX neutral basis

$8.0 billion Gross Merchandise Volume, up 32.2% year-over-year on an FX neutral basis

MONTEVIDEO, Uruguay, February 22nd, 2022 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq: MELI) (http://www.mercadolibre.com), Latin America’s leading e-commerce technology company, today reported financial results for the quarter ended December 31, 2021.

Pedro Arnt, Chief Financial Officer of MercadoLibre, Inc., commented, “Last year presented us with challenges, and with those also came many more opportunities. With our teams’ resilience and focus on delivering on our strategic objectives, we have been able to overcome shifting pandemic lockdown measures, rising inflationary cost pressures and a highly competitive environment in the digital commerce space. The final outcome was a year with record results across the board, sustained strong growth in key business metrics and topline, and improving margins and operating income for a second consecutive year.”

Fourth Quarter 2021 Business Highlights

•	Considering our entire ecosystem, Unique active users reached 82.2 million.
•	Gross merchandise volume (“GMV”) grew to $8.0 billion, representing an increase of 21.2% in USD and 32.2% on an FX neutral basis.
•	Successful items sold reached 287.9 million, increasing by 25.5% year-over-year.
•	Live listings offered on MercadoLibre’s marketplace reached almost 300 million.
•	Mobile gross merchandise volume reached 75.5% of GMV.
•	Mercado Envios shipped 275.9 million items during the quarter, representing a 29.0% year-over-year increase. Managed network penetration was 89.5% in the fourth quarter.
•

Total payment volume (“TPV”) through Mercado Pago reached $24.2 billion, a year-over-year increase of 52.1% in USD and 72.8% on an FX neutral basis. Total payment transactions increased 56.1% year-over-year, totaling 1,028.9 million transactions for the quarter.

•

Off-platform TPV grew 75.1% year-over-year in USD and 96.5% year-over-year on an FX neutral basis, reaching $16.1 billion, while payment transactions reached 849.9 million, a year-over-year increase of 69.4%.

•	Acquiring TPV, which includes On-Platform, Online Payments, MPoS and QR payments, was $17.2 billion, growing 51.1% on an FX neutral basis.
•

Digital accounts TPV, which includes wallet payments, P2P transfers between Mercado Pago accounts and Cards transactions (debit, prepaid and credit), was $7.1 billion, growing 138.3% on an FX neutral basis.

•	Unique fintech active users reached 34.5 million.
•	Our asset management product, Mercado Fondo, has now over $1.2 billion under management and in the fourth quarter had 22.3 million users across Latin America.
•	Mercado Credito’s portfolio is now almost $1.7 billion, over 3x its size compared to the fourth quarter of 2020.

Fourth Quarter 2021 Financial Highlights

•	Net revenues for the fourth quarter were $2.1 billion, a year-over-year increase of 60.5% in USD and 73.9% on an FX neutral basis.
•	Commerce revenues increased 55.6% year-over-year in USD reaching $1,357.8 million, while Fintech revenues increased 70.1% year-over-year in USD reaching $773.0 million.
•	Gross profit was $853.2 million with a margin of 40.0%, compared to 36.8% in the fourth quarter of 2020.
•

Total operating expenses were $829.8 million, an increase of 61.4% year-over-year in USD. As a percentage of revenues, operating expenses were 38.9%, mostly in line with the 38.7% in the fourth quarter of 2020.

•	Income from operations was $23.3 million, compared to a loss of $25.1 million during the same period of the prior year. As a percentage of revenues, income from operations was 1.1%.
•

Interest income and other financial gains was $53.4 million, a 135.7% increase year-over-year. We incurred $53.7 million in interest expense and other financial losses this quarter, an 69.8% increase year-over-year.

•

We had foreign currency losses of $56.9 million, mainly related to higher foreign exchange losses attributable to our own common stock acquisition in the Argentine market at a price that reflects the additional cost of accessing US dollars through an indirect mechanism due to restrictions imposed by the Argentine government for buying US dollars at the official exchange rate.

•	Net loss before income tax expense was $33.9 million, a 22.9% decrease from the $44.0 million net loss during the fourth quarter of 2020.
•

Income tax expense was $3.6 million, mainly as a result of income tax expense as a consequence of pre-tax gains in our Argentine segment offset by income tax benefit in our Brazilian segment related to higher deferred tax assets due to tax loss carry forwards.

•	Net loss was $46.1 million, resulting in net loss per share of $0.92.

The following table summarizes certain key performance metrics for the twelve and three-month periods ended December 31, 2021 and 2020.

	Year ended December 31,		Three-month Periods Ended December 31,
(in millions) (*)	2021	2020	2021	2020

Unique active users	139.5	132.5	82.2	74.0
Gross merchandise volume	$28,350.9	$20,926.8	$7,956.7	$6,565.4
Number of successful items sold	1,014.3	719.3	287.9	229.4
Number of successful items shipped	962.3	649.2	275.9	214.0
Total payment volume	$77,371.1	$49,756.8	$24,244.2	$15,942.1
Total volume of payments on marketplace	$27,432.4	$19,951.4	$7,759.3	$6,336.0
Total payment transactions	3,254.5	1,914.5	1,028.9	659.3
Capital expenditures	$630.1	$254.1	$196.3	$87.3
Depreciation and amortization	$203.9	$105.0	$67.2	$32.6

(*) Figures have been calculated using rounded amounts. Growth calculations based on this table may not total due to rounding.

Year-over-year USD Revenue Growth Rates by Quarter

Consolidated Net Revenues	Q4’20	Q1’21	Q2’21	Q3’21	Q4’21

Brazil	68%	93%	104%	74%	51%

Argentina	144%	124%	53%	38%	47%

Mexico	141%	143%	105%	94%	92%

Year-over-year Local Currency Revenue Growth Rates by Quarter

Consolidated Net Revenues	Q4’20	Q1’21	Q2’21	Q3’21	Q4’21

Brazil	120%	139%	101%	69%	61%

Argentina	229%	223%	112%	83%	84%

Mexico	155%	148%	76%	76%	96%

Conference Call and Webcast

The Company will host a conference call and audio webcast on February 22nd, 2022 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing (877) 303-7209 / (970) 315-0420 (Conference ID – 2894134 –) and requesting inclusion in the call for MercadoLibre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Unique Active User – New or existing user who performed at least one of the following actions during the reported period: (1) made one purchase, or reservation, or asked one question on MercadoLibre Marketplace or Classified Marketplace (2) maintained an active listing on MercadoLibre Marketplace or Classified Marketplace (3) maintained an active account in Mercado Shops (4) made a payment, money transfer, collection and/or advance using Mercado Pago (5) maintained an outstanding credit line through Mercado Credito or (6) maintained a balance of more than $5 invested in a Mercado Fondo asset management account.

Foreign Exchange (“FX”) Neutral – Calculated by using the average monthly exchange rate of each month of 2020 and applying it to the corresponding months in the current year, so as to calculate what the results would have been had exchange rates remained constant. Intercompany allocations are excluded from this calculation. These calculations do not include any other macroeconomic effect such as local currency inflation effects or any price adjustment to compensate local currency inflation or devaluations.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the Mercado Libre Marketplace, excluding Classifieds transactions.

Total payment transactions – Measure of the number of all transactions paid for using Mercado Pago.

Total volume of payments on marketplace – Measure of the total U.S. dollar sum of all marketplace transactions paid for using Mercado Pago, excluding shipping and financing fees.

Total payment volume – Measure of total U.S. dollar sum of all transactions paid for using Mercado Pago, including marketplace and non-marketplace transactions.

MPOS – Mobile point-of-sale is a dedicated wireless device that performs the functions of a cash register or electronic point-of-sale terminal wirelessly.

Commerce – Revenues from core marketplace fees, shipping fees, first-party sales, ad sales, classified fees and other ancillary services.

Fintech – Revenues includes fees from off-platform transactions, financing fees, interest earned from merchant and consumer credits and sale of MPOS.

Successful items sold – Measure of the number of items that were sold/purchased through the Mercado Libre Marketplace, excluding Classifieds items.

Successful items shipped – Measure of the number of items that were shipped through our shipping service.

Local Currency Growth Rates – Refer to FX Neutral definition.

Net income margin – Defined as net income as a percentage of net revenues.

Operating margin – Defined as income from operations as a percentage of net revenues.

About MercadoLibre

Founded in 1999, MercadoLibre is the largest online commerce ecosystem in Latin America, serving as an integrated regional platform and as a provider of the necessary digital and technology-based tools that allow businesses and individuals to trade products and services in the region. The Company enables commerce through its marketplace platform which allows users to buy and sell in most of Latin America.

The Company is listed on NASDAQ (Nasdaq: MELI) following its initial public offering in 2007.

For more information about the Company visit: http://investor.mercadolibre.com.

The MercadoLibre, Inc. logo is available at https://resource.globenewswire.com/Resource/Download/6ab227b7-693f-4b17-b80c-552ae45c76bf?size=0

Forward-Looking Statements

Any statements herein regarding MercadoLibre, Inc. that are not historical or current facts are forward-looking statements. These forward-looking statements convey MercadoLibre, Inc.’s current expectations or forecasts of future events. Forward-looking statements regarding MercadoLibre, Inc. involve known and unknown risks, uncertainties and other factors that may cause MercadoLibre, Inc.’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors,” “Forward-Looking Statements” and “Cautionary Note Regarding Forward-Looking Statements” sections of MercadoLibre, Inc.’s annual report on the upcoming Form 10-K for the year ended December 31, 2021, and any of MercadoLibre, Inc.’s other applicable filings with the Securities and Exchange Commission. Unless required by law, MercadoLibre, Inc. undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof.

MercadoLibre, Inc.

Consolidated Balance Sheets

(In thousands of U.S. dollars, except par value)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$ 2,584,586	$ 1,856,394
Restricted cash and cash equivalents	1,063,377	651,830
Short-term investments (602,193 and 636,949 held in guarantee)	809,522	1,241,306
Accounts receivable, net	98,193	49,691
Credit cards receivable and other means of payments, net	1,839,389	863,073
Loans receivable, net	1,199,059	385,036
Prepaid expenses	40,426	28,378
Inventories	253,077	118,140
Other assets	287,350	152,959
Total current assets	8,174,979	5,346,807
Non-current assets:
Long-term investments	88,598	166,111
Loans receivable, net	61,011	16,619
Property and equipment, net	807,367	391,684
Operating lease right-of-use assets	461,175	303,214
Goodwill	148,243	85,211
Intangible assets, net	44,974	14,155
Deferred tax assets	181,266	134,916
Other assets	133,545	67,615
Total non-current assets	1,926,179	1,179,525
Total assets	$ 10,101,158	$ 6,526,332

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$ 1,035,860	$ 767,336
Funds payable to customers	2,393,179	1,695,424
Amounts payable due to credit and debit card transactions	336,863	37,671
Salaries and social security payable	313,192	207,358
Taxes payable	291,456	215,918
Loans payable and other financial liabilities	1,285,416	548,393
Operating lease liabilities	92,343	55,246
Other liabilities	88,393	108,534
Total current liabilities	5,836,702	3,635,880
Non-current liabilities:
Amounts payable due to credit and debit card transactions	3,893	—
Salaries and social security payable	20,215	49,852
Loans payable and other financial liabilities	2,233,255	860,876
Operating lease liabilities	371,614	243,601
Deferred tax liabilities	62,496	64,354
Other liabilities	41,292	20,191
Total non-current liabilities	2,732,765	1,238,874
Total liabilities	$ 8,569,467	$ 4,874,754

Commitments and contingencies
Equity

Common stock, $0.001 par value, 110,000,000 shares authorized,
50,418,980 and 49,869,727 shares issued and outstanding at December 31,
2021 and December 31, 2020	$ 50	$ 50
Additional paid-in capital	2,439,345	1,860,502
Treasury stock	(789,982)	(54,805)
Retained earnings	397,419	314,115
Accumulated other comprehensive loss	(515,141)	(468,284)
Total Equity	1,531,691	1,651,578
Total Liabilities and Equity	$ 10,101,158	$ 6,526,332

MercadoLibre, Inc.

Consolidated Statements of Income

For the twelve and three-month periods ended December 31, 2021 and 2020

(In thousands of U.S. dollars, except for share data)

	Year Ended December 31,		Three Months Ended December 31,
	2021	2020	2021	2020
Net service revenues	$ 6,149,270	$ 3,690,002	$ 1,782,732	$ 1,165,654
Net product revenues	920,139	283,463	348,034	161,650
Net revenues	7,069,409	3,973,465	2,130,766	1,327,304
Cost of net revenues	(4,064,357)	(2,264,255)	(1,277,601)	(838,270)
Gross profit	3,005,052	1,709,210	853,165	489,034

Operating expenses:
Product and technology development	(590,328)	(352,474)	(179,637)	(116,989)
Sales and marketing	(1,509,493)	(902,554)	(502,704)	(282,350)
General and administrative	(464,528)	(326,490)	(147,508)	(114,821)
Total operating expenses	(2,564,349)	(1,581,518)	(829,849)	(514,160)
Income (loss) from operations	440,703	127,692	23,316	(25,126)

Other income (expenses):
Interest income and other financial gains	137,962	102,767	53,374	22,648
Interest expense and other financial losses (*)	(228,704)	(106,690)	(53,678)	(31,607)
Foreign currency losses	(109,333)	(42,454)	(56,951)	(9,930)
Net income (loss) before income tax expense	240,628	81,315	(33,939)	(44,015)

Income tax expense	(148,802)	(82,022)	(3,643)	(6,565)
Equity in earnings of unconsolidated entity	(8,522)	—	(8,522)	—
Net income (loss)	$ 83,304	$ (707)	$ (46,104)	$ (50,580)

(*)	Includes $49,247 thousands of loss on debt extinguishment and premium related to the 2028 Notes repurchase recognized in January 2021.

	Year Ended December 31,		Three Months Ended December 31,
	2021	2020	2021	2020
Basic EPS
Basic net income (loss)
Available to shareholders per common share	$ 1.67	$ (0.08)	$ (0.92)	$ (1.02)
Weighted average of outstanding common shares	49,802,993	49,740,407	49,926,533	49,820,185
Diluted EPS
Diluted net income (loss)
Available to shareholders per common share	$ 1.67	$ (0.08)	$ (0.92)	$ (1.02)
Weighted average of outstanding common shares	49,802,993	49,740,407	49,926,533	49,820,185

MercadoLibre, Inc.

Consolidated Statements of Cash Flows

For the twelve months ended December 31, 2021 and 2020

	Year Ended December 31,
	2021	2020
Cash flows from operations:
Net income (loss)	$ 83,304	$ (707)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Equity in earnings of unconsolidated entity	8,522	—
Unrealized devaluation loss, net	90,629	89,329
Impairment of digital assets	8,647	—
Depreciation and amortization	203,942	104,992
Accrued interest income	(35,880)	(45,593)
Non cash interest, convertible notes amortization of debt discount and amortization of debt issuance costs and other charges	86,038	15,033
Bad debt charges	435,314	132,944
Financial results on derivative instruments	429	(1,935)
Settlement of the call option	(10,674)	—
Stock-based compensation expense - restricted shares	755	730
Sale of fixed assets and intangible assets	—	3,814
LTRP accrued compensation	88,698	129,575
Deferred income taxes	(29,481)	(70,315)
Changes in assets and liabilities:
Accounts receivable	(26,331)	12,069
Credit cards receivable and other means of payments	(1,062,794)	(521,979)
Prepaid expenses	(12,715)	16,204
Inventories	(142,382)	(106,981)
Other assets	(174,682)	(113,819)
Payables and accrued expenses	379,767	584,281
Funds payable to customers	808,754	900,513
Amounts payable due to credit and debit card transactions	309,078	37,126
Other liabilities	(79,007)	(34,586)
Interest received from investments	35,112	51,857
Net cash provided by operating activities	965,043	1,182,552
Cash flows from investing activities:
Purchase of investments	(7,370,742)	(5,199,875)
Proceeds from sale and maturity of investments	7,800,545	5,532,463
Payment for acquired businesses, net of cash acquired	(50,615)	(6,937)
Capital contributions in joint ventures	(5,113)	—
Receipts from settlements of derivative instruments	6,345	17,779
Payment from settlements of derivative instruments	(19,747)	(4,136)
Receipts from the sale of fixed assets and intangible assets	—	274
Purchases of intangible assets	(36,567)	(93)
Changes in principal loans receivable, net	(1,347,710)	(344,608)
Purchases of property and equipment	(572,929)	(247,048)
Net cash used in investing activities	(1,596,533)	(252,181)
Cash flows from financing activities:
Purchase of convertible note capped calls	(100,769)	(306,789)
Excercise of Convertible Notes	(3,137)	—
Payments on repurchase of the 2028 Notes	(1,865,076)	—
Unwind of convertible note capped calls	396,739	—
Proceeds from loans payable and other financial liabilities	9,261,703	2,396,717
Payments on loans payable and other financing liabilities	(6,781,612)	(1,785,272)
Payment of finance lease obligations	(16,524)	(4,949)
Common Stock repurchased	(485,886)	(54,085)
Dividends paid of preferred stock	—	(3,356)
Proceeds from issuance of common stock, net	1,519,545	—
Net cash provided by financing activities	1,924,983	242,266
Effect of exchange rate changes on cash, cash equivalents, restricted cash and cash equivalents	(153,754)	(115,837)
Net increase in cash, cash equivalents, restricted cash and cash equivalents	1,139,739	1,056,800
Cash, cash equivalents, restricted cash and cash equivalents, beginning of the year	2,508,224	1,451,424
Cash, cash equivalents, restricted cash and cash equivalents, end of the year	$3,647,963	$2,508,224

Financial results of reporting segments

	Three Months Ended December 31, 2021

	Brazil	Argentina	Mexico	Other Countries	Total

Net revenues	$1,127,152	$474,617	$392,289	$136,708	$2,130,766
Direct costs	(1,063,045)	(323,591)	(371,770)	(133,072)	(1,891,478)
Direct contribution	64,107	151,026	20,519	3,636	239,288

Operating expenses and indirect costs of net revenues					(215,972)
Income from operations					23,316

Other income (expenses):
Interest income and other financial gains					53,374
Interest expense and other financial losses					(53,678)
Foreign currency losses					(56,951)
Net loss before income tax expense					$(33,939)

	Three Months Ended December 31, 2020

	Brazil	Argentina	Mexico	Other Countries	Total

Net revenues	$720,575	$323,451	$204,088	$79,190	$1,327,304
Direct costs	(617,055)	(242,855)	(215,793)	(70,676)	(1,146,379)
Direct contribution	103,520	80,596	(11,705)	8,514	180,925

Operating expenses and indirect costs of net revenues					(206,051)
Loss from operations					(25,126)

Other income (expenses):
Interest income and other financial gains					22,648
Interest expense and other financial losses					(31,607)
Foreign currency losses					(9,930)
Net loss before income tax expense					$(44,015)

Non-GAAP Financial Measures

To supplement our audited consolidated financial statements presented in accordance with U.S. GAAP, we present foreign exchange (“FX”) neutral measures as a non-GAAP measure. Reconciliation of this non-GAAP financial measure to the most comparable U.S. GAAP financial measure can be found in the tables below.

This non-GAAP measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. This non-GAAP financial measure should only be used to evaluate our results of operations in conjunction with the most comparable U.S. GAAP financial measures.

We provide this non-GAAP financial measure to enhance overall understanding of our current financial performance and its prospects for the future, and we understand that this measure provides useful information to both Management and investors. In particular, we believe that FX neutral measures provide useful information to both Management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.

The FX neutral measures were calculated by using the average monthly exchange rates for each month during 2020 and applying them to the corresponding months in 2021, so as to calculate what our results would have been had exchange rates remained stable from one year to the next.  The table below excludes intercompany allocation FX effects. Finally, these measures do not include any other macroeconomic effect such as local currency inflation effects, the impact on impairment calculations or any price adjustment to compensate local currency inflation or devaluations.

The following table sets forth the FX neutral measures related to our reported results of the operations for the three-months period ended December 31, 2021:

	Three-month Periods Ended December 31, (*)
	As reported			FX Neutral Measures	As reported
(In millions, except percentages)	2021	2020	Percentage Change	2021	2020	Percentage Change
Net revenues	$ 2,130.8	$ 1,327.3	60.5%	$ 2,308.8	$ 1,327.3	73.9%
Cost of net revenues	(1,277.6)	(838.3)	52.4%	(1,372.5)	(838.3)	63.7%
Gross profit	853.2	489.0	74.5%	936.3	489.0	91.5%

Operating expenses	(829.8)	(514.2)	61.4%	(897.0)	(514.2)	74.5%
Income (loss) from operations	23.3	(25.1)	192.8%	39.2	(25.1)	256.2%

(*) The table above may not total due to rounding.

CONTACT: MercadoLibre, Inc.

 Investor Relations

investor@mercadolibre.com

 http://investor.mercadolibre.com